Exhibit 10.1

ENDO HEALTH SOLUTIONS INC.

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) is hereby entered into as of the 8th day of March 2013 and is effective upon expiration of the scheduled term of Executive’s current Employment Agreement, and thus as of June 1, 2013 (the “Effective Date”), by and between Endo Health Solutions Inc. (the “Company”) and Alan G. Levin (“Executive”) (hereinafter collectively referred to as “the parties”).
In consideration of the respective agreements of the parties contained herein, it is agreed as follows:

1.
Term. The term of Executive’s employment under this Agreement shall be for the period commencing on the Effective Date and ending, subject to earlier termination as set forth in Section 6, on March 31, 2014 (the “Employment Term”).

2.	Employment. During the Employment Term:

(a)
Executive will serve as the Executive Vice President, Chief Financial Officer of the Company, as well as the principal financial officer for SEC reporting purposes, and shall report directly to the Chief Executive Officer of the Company (the “CEO”). Executive shall perform the duties, undertake the responsibilities, and exercise the authorities customarily performed, undertaken and exercised by persons situated in a similar executive capacity at a similar company. If, at any time, Executive is elected as a director of the Company or as a director or officer of any of the Company’s subsidiaries, Executive will fulfill Executive’s duties as such director or officer without additional compensation.

(b)
Executive shall devote his full-time business attention to the business and affairs of the Company. Executive may serve on up to two outside corporate boards or committees, subject to the approval of the CEO and the Board of Directors. Executive may also serve on civil or charitable boards or committees as long as such service does not interfere with the performance of his responsibilities hereunder and subject to the Company's code of conduct and other applicable policies as in effect from time to time. Executive may manage personal and family investments and affairs, participate in industry organizations and deliver lectures at educational institutions, so long as such activities do not interfere with the performance of Executive’s responsibilities hereunder.

(c)	Executive shall be subject to and shall abide by each of the Company’s personnel policies applicable and communicated in writing to senior executives.

3.	Annual Compensation.

(a)
Base Salary. The Company agrees to pay or cause to be paid to Executive during the Employment Term a base salary at the rate of $670,000 per annum or such increased amount as the Board may from time to time determine (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its executives, but no less frequently than monthly. Such Base Salary shall be reviewed at least annually by the Board or by the Compensation Committee of the Board (the “Committee”), with consideration given to recommendations by the CEO, and may be increased in the sole discretion of the Committee, but in no event shall it be decreased without Executive’s express written consent.

(b)
Incentive Compensation. For each fiscal year of the Company ending during the Employment Term, beginning with the 2013 fiscal year, Executive shall be eligible to receive a target annual cash bonus of 55% of the Base Salary (such target bonus, as may hereafter be increased, the “Target Bonus”). The actual bonus, if any, paid to Executive may be more or less than the Target Bonus and shall be payable based upon the achievement of certain performance targets set by the Committee in its sole discretion, taking into account the recommendation of the Chief Executive Officer, or such other criteria so established by the Committee. Such annual cash bonus (“Incentive Compensation”) shall be paid in no event later than the 15th day of the third month following the end of the taxable year (of the Company or Executive, whichever is later) in which the performance targets have been achieved.

(c)
Equity Compensation Plans. To the extent the Company determines to award stock options, restricted stock units or other similar consideration to management personnel based upon duration of employment, status as an officer of the Company or achievement of performance targets, or any combination of the foregoing, Executive shall be permitted to participate in such programs. For each fiscal year during the Employment Term, Executive shall be eligible to receive equity-based compensation in an amount equal up to two hundred percent (200%) of the Base Salary for such fiscal year (or such lesser (including zero) or greater percent of the Salary for such fiscal year as is recommended in good faith to the Compensation Committee by the CEO and approved by the Compensation Committee) All such equity-based awards shall be subject to the terms and conditions set forth in the applicable plan and agreements, and in all cases shall be as determined by the Compensation Committee.

4.	[Intentionally Omitted.]

5.	Other Benefits.

(a)
Employee Benefits. During the Employment Term, Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally, including, without limitation, all pension, retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans, to the extent Executive is eligible under the terms of such plans. Executive’s participation in such plans, practices and programs shall be on the same basis and terms as are applicable to employees of the Company generally.

(b)
Executive Benefits. During the Employment Term, Executive shall be entitled to participate in all executive benefit or incentive compensation plans now maintained or hereafter established by the Company for the purpose of providing compensation and/or benefits to other senior executives of the Company including, but not limited to, the Company’s deferred compensation plans and any supplemental retirement, deferred compensation, supplemental medical or life insurance or other bonus or incentive compensation plans. Unless otherwise provided herein, Executive’s participation in such plans shall be on the same basis and terms, as other senior executives of the Company. No additional compensation provided under any of such plans shall be deemed to modify or otherwise affect the terms of this Agreement or any of Executive’s entitlements hereunder.

(c)
Fringe Benefits and Perquisites. During the Employment Term, Executive shall be entitled to all fringe benefits and perquisites generally made available by the Company to its senior executives, on terms and conditions that are no less favorable to Executive than those that apply to other senior executives of the Company; provided, however, that in lieu of financial counseling benefits provided to other senior executives, Executive may elect to utilize the services of a personal financial counselor selected by Executive and, if so elected, the Company shall reimburse Executive for the reasonable costs incurred by Executive in using such counselor up to the maximum costs that the Company would have incurred had Executive elected to use the Company-provided financial counseling services. For the avoidance of doubt, Executive shall not be entitled to any excise tax gross-up under Section 280G or Section 4999 of the Internal Revenue Code (or any successor provision) or any other tax gross-up.

(d)
Business Expenses. Upon submission of proper invoices in accordance with the Company’s normal procedures, Executive shall be entitled to receive prompt reimbursement of all reasonable out-of-pocket business, entertainment and travel expenses incurred by Executive in connection with the performance of Executive’s duties hereunder and otherwise incurred in accordance with the

Company’s travel and entertainment policy in effect from time to time. Such reimbursement shall be made as soon as practicable and in no event later than the end of the calendar year following the calendar year in which the expenses were incurred.

(e)
Office and Facilities. During the Employment Term, Executive shall be provided with an appropriate office at the Company’s headquarters, with such secretarial and other support facilities as are commensurate with Executive’s status with the Company, which facilities shall be adequate for the performance of Executive’s duties hereunder. Notwithstanding the foregoing, Executive shall be permitted, from time to time and to the extent reasonably requested by Executive, to perform his duties hereunder at a location other than at the Company's headquarters, providing that doing so does not unreasonably interfere with the performance of Executive's responsibilities hereunder.

(f)
Motor Vehicle Allowance. During the Employment Term, Executive shall be entitled to use of an automobile mutually acceptable to Executive and the Company. The Company shall reimburse Executive for all operating expenses relating thereto upon Executive’s submission of appropriate documentation as set forth in Section 5(d). Notwithstanding the above, in lieu of receiving use of an automobile, Executive may elect to use a car service to transport Executive between the Company's headquarters and any airport, train station or temporary lodging that Executive uses in connection with his working at Company headquarters and, if so elected, the Company shall reimburse Executive for such reasonable costs incurred by Executive in using such car service up to $18,000 during the Employment Term. The Company shall determine the actual value, if any, of Executive’s non-business use of such automobile or car service and will furnish Executive with a W-2 Wage and Tax Statement to be included in Executive’s income tax returns, in accordance with prevailing Internal Revenue Service regulations.

(g)	Vacation and Sick Leave. Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of Executive’s employment under this Agreement, pursuant to the following:

(i)
Executive shall be entitled to annual vacation in accordance with the vacation policies of the Company as in effect from time to time, which shall in no event be less than four weeks per year; vacation must be taken at such time or times as approved by the CEO; and

(ii)	Executive shall be entitled to sick leave (without loss of pay) in accordance with the Company’s policies as in effect from time to time.

6.
Termination. The Employment Term and Executive's employment hereunder may be terminated under the circumstances set forth below; provided, however, that notwithstanding anything contained herein to the contrary, Executive shall not have any duties or responsibilities to the Company after Executive's termination of employment during the Employment Term or upon expiration of the Employment Term that would preclude Executive from having a “separation from service” from the Company within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), upon expiration of the Employment Term.

(a)
Disability. The Company may terminate Executive’s employment, on written notice to Executive after having reasonably established Executive’s Disability. For purposes of this Agreement, Executive will be deemed to have a “Disability” if, as a result of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, Executive is unable to perform the core functions of Executive’s position (with or without reasonable accommodation) or is receiving income replacement benefits for a period of three months or more under an accident and health plan covering employees of the Company. Executive shall be entitled to the compensation and benefits provided for under this Agreement for any period prior to Executive’s termination by reason of Disability during which Executive is unable to work due to a physical or mental infirmity in accordance with the Company’s policies for similarly-situated executives.

(b)	Death. Executive’s employment shall be terminated as of the date of Executive’s death.

(c)
Cause. The Company may terminate Executive’s employment for “Cause” by providing a Notice of Termination (as defined in Section 7 below) that notifies Executive of his termination for Cause, effective as of the date of such notice. “Cause” shall mean, for purposes of this Agreement: (a) the continued failure by Executive to use good faith efforts in the performance of Executive’s duties under this Agreement (other than any such failure resulting from Disability or other allowable leave of absence); (b) the criminal felony indictment of Executive by a court of competent jurisdiction; (c) the engagement by Executive in misconduct that has caused, or is reasonably likely to cause, material harm (financial or otherwise) to the Company; such harm may be caused by, without limitation, (i) the disclosure of material secret or Confidential Information (as defined in Section 11(d)) of the Company or any of its subsidiaries, (ii) the debarment of the Company or any of its subsidiaries by the U.S. Food and Drug Administration or any successor agency (the “FDA”), or (iii) the registration of the Company or any of its subsidiaries with the U.S. Drug Enforcement Administration of any successor agency (the “DEA”) to be revoked; (d) the debarment of Executive by the FDA, (e) the continued material breach by Executive of this Agreement, or (f) Executive makes, or is found to have made, a knowingly false certification relating to the Company's financial statements. Notwithstanding the foregoing, prior to having “Cause” for Executive’s termination (other than as described in clauses (b) and (d) thereof), the Company must deliver a written demand to Executive which specifically identifies the conduct that may provide grounds for Cause, and Executive must have failed to cure such conduct (if curable) within fifteen (15) days after such demand. Reference in this paragraph to the Company shall also include direct and indirect subsidiaries of the Company.

(d)
Without Cause. The Company may terminate Executive’s employment other than for Cause, Disability or death. The Company shall deliver to Executive a Notice of Termination (as defined in Section 7 below) not less than thirty (30) days prior to the termination of Executive’s employment other than for Cause, Disability or death, and the Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such thirty-day notice period.

(e)
Good Reason. Executive may terminate employment with the Company for Good Reason (as defined below) by delivering to the Company a Notice of Termination (as defined in Section 7 below) not less than thirty (30) days prior to the termination of Executive’s employment for Good Reason. The Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such thirty-day notice period. For purposes of this Agreement, “Good Reason” means any of the following: (a) a material diminution in Executive’s salary or benefits; (b) a material diminution, without Executive’s written consent, of his position, responsibilities, duties or authorities from those in effect immediately following January 1, 2013; (c) any change in reporting structure such that Executive is required to report to someone other than the CEO or the Board of Directors of the Company; (d) the Company changing its headquarters to a location that results in a one-way commute that is on average greater than two hours and forty-five minutes from Executive’s current residence in New York, New York; or (e) any material breach by the Company of its obligations under this Agreement (including, without limitation, Section 5). Executive shall provide notice of the existence of the Good Reason condition within ninety (90) days of the date Executive learns of the condition, and the Company shall have a period of thirty (30) days during which it may remedy the condition, and in case of full remedy such condition shall not be deemed to constitute Good Reason hereunder.

(f)
Without Good Reason. Executive may voluntarily terminate Executive’s employment without Good Reason by delivering to the Company a Notice of Termination not less than thirty (30) days prior to the termination of Executive’s employment and the Company shall have the option of terminating Executive’s duties and responsibilities prior to the expiration of such thirty-day notice period.

7.
Notice of Termination. Any purported termination by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that indicates a termination date, the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated. For purposes of this Agreement, no such purported termination of Executive’s employment hereunder shall be effective without such Notice of Termination (unless waived by the party entitled to receive such notice, in the manner described in Section 16(h)).

8.	Compensation Upon Termination. Upon termination of Executive’s employment during the Employment Term (or, to the extent explicitly provided for in Sections 8(f) and 8(g)

below, upon expiration of the Employment Term), Executive shall be entitled to the following benefits:

(a)
Termination by the Company for Cause or by Executive Without Good Reason. If Executive’s employment is terminated by the Company for Cause or by Executive without Good Reason, the Company shall provide Executive with the following payments and benefits:

(i)	any accrued and unpaid Base Salary;

(ii)	any Incentive Compensation earned but unpaid in respect of any completed fiscal year preceding the termination date;

(iii)
reimbursement for any and all monies advanced or expenses incurred in connection with Executive’s employment for reasonable and necessary expenses incurred by Executive on behalf of the Company for the period ending on the termination date;

(iv)	any accrued and unpaid vacation pay;

(v)
any previous compensation that Executive has previously deferred (including any interest earned or credited thereon), in accordance with the terms and conditions of the applicable deferred compensation plans or arrangements then in effect, to the extent vested as of Executive’s termination date; and

(vi)
any amount or benefit as provided under any plan, program, agreement or corporate governance document of the Company or its affiliates that are then-applicable (the “Company Arrangements”), in accordance with the terms thereof.

(the foregoing items in Sections 8(a)(i) through 8(a)(vi) being collectively referred to as the “Accrued Compensation”).

(b)	Termination by the Company for Disability. If Executive’s employment is terminated by the Company for Disability, the Company shall pay Executive:

(i)	the Accrued Compensation; and

(ii)
an amount equal to the product of (A) the Incentive Compensation that Executive would have been entitled to receive in respect of the fiscal year in which Executive’s termination date occurs, had Executive continued in employment until the end of such fiscal year, which amount shall be determined based on the Company’s actual performance for such year relative to the Company performance goals applicable to Executive (but without any exercise of negative discretion with respect to Executive in excess of that applied either to senior executives of the Company generally for the applicable performance period or in accordance with the Company's historical past practice), and (B) a fraction (x) the numerator of which is the number of days in such fiscal year through termination date and (y) the denominator of which is 365; such amount (the “Pro-Rata Bonus”) shall be payable in a cash lump sum payment at the time such bonus or incentive awards are payable to other participants (but no later than March 15 of the following calendar year).
Further, upon Executive’s Disability (irrespective of any termination of employment related thereto), the Company shall pay Executive for twenty-four (24) consecutive months thereafter regular payments in the amount by which the monthly Base Salary exceeds Executive’s Company-provided monthly Disability insurance benefit.

(c)	Termination By Reason of Death. If Executive’s employment is terminated by reason of Executive’s death, the Company shall pay Executive’s beneficiaries:

(i)	the Accrued Compensation, and

(ii)	the Pro-Rata Bonus.

(d)
Termination by the Company Other Than for Cause, Disability or Death, or by Executive with Good Reason, Other Than in Connection with a Change of Control. If Executive’s employment by the Company shall be terminated by the Company other than for Cause, Disability or death, or by Executive with Good Reason, in any such case either prior to a Change of Control or more than twenty-four (24) months following a Change of Control, then, subject to Section 16(g) of this Agreement, Executive shall be entitled to the benefits provided in this Section 8(d):

(i)	the Company shall pay to Executive the Accrued Compensation;

(ii)	the Company shall pay to Executive the Pro-Rata Bonus;

(iii)
the Company shall pay to Executive as severance pay and in lieu of any further Base Salary or other compensation or benefits not described in clauses (i), (ii), (iv), or (v) for periods subsequent to the termination date, an amount in cash, which amount shall be payable in a lump sum payment within sixty (60) days following such termination (subject to Section 10), equal to one and one-half (1.5) times the sum of (A) Executive’s Base Salary and (B) the Target Bonus;

(iv)	accelerated vesting, non forfeitability and exercisability, as of the termination date, of a portion of Executive's outstanding equity awards, as described in Exhibit A; and

(v)
the Company shall provide Executive and Executive's dependents with continued coverage under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination, for two (2) years following such termination on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer and to any Medicare coverage for which Executive becomes eligible. After such two-year period, Executive and Executive's dependents who are qualified beneficiaries shall be entitled, at Executive’s election and cost, to eighteen (18) months of continuation coverage at COBRA rates.

(e)
Termination by the Company Other Than for Cause, Disability or Death, or by Executive with Good Reason Following a Change of Control. If Executive’s employment by the Company shall be terminated by the Company other than for Cause, Disability or death, or by Executive with Good Reason, in any such case within twenty-four (24) months following a Change of Control, then in lieu of the amounts due under Section 8(d) above and subject to the requirements of Section 16(g) of this Agreement, Executive shall be entitled to the benefits provided in this Section 8(e):

(i)	the Company shall pay Executive any Accrued Compensation;

(ii)	the Company shall pay Executive any Pro-Rata Bonus;

(iii)
the Company shall pay Executive as severance pay and in lieu of any further Base Salary or other compensation and benefits, not described in clauses (i), (ii), or (iv) for periods subsequent to the termination date, an amount in cash, which amount shall be payable in a lump sum payment within sixty (60) days following such termination (subject to Section 10), equal to one and one-half (1.5) times the sum of (A) Executive’s Base Salary and (B) the Target Bonus; and

(iv)
the Company shall provide Executive and Executive's dependents with continued coverage under any health, medical, dental, vision or life insurance program or policy in which Executive was eligible to participate as of the time of Executive’s employment termination, for two (2) years following such termination on terms no less favorable to Executive and Executive’s dependents (including with respect to payment for the costs thereof) than those in effect immediately prior to such termination, which coverage shall become secondary to any coverage provided to Executive by a subsequent employer and to any Medicare coverage for which Executive becomes eligible. After such two-year period, Executive and Executive's dependents who are qualified beneficiaries shall be entitled, at Executive’s election and cost, to eighteen (18) months of continuation coverage at COBRA rates.

(f)
Expiration of Scheduled Employment Term. If Executive or the Company terminates employment of Executive upon expiration of the Employment Term on March 31, 2014, Executive shall be entitled to the benefits provided in this Section 8(f):

(i)	the Company shall pay Executive any Accrued Compensation; and

(ii)	the Company shall pay to Executive a Pro-Rata Bonus.

(g)
No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for under this Agreement by seeking other employment or otherwise and, except as provided in Sections 8(d)(v) and 8(e)(iv) above, no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

9.	Change of Control.

(a)	“Change of Control” means and shall be deemed to have occurred upon the first of the following events to occur:

(i)
Any “Person” (as defined below) is or becomes the “beneficial owner” (“Beneficial Owner”) within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliates” (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)
The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)
There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (i) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (ii) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an

Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.
For purposes of this Section 9, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(b)
Golden Parachute Tax. If any payment or benefit to be made or provided to or for the benefit of Executive (including any payment or benefit received pursuant to this Agreement or otherwise) would be (in whole or part) subject to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto, or any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the “Excise Tax”), then such payments or benefits shall be reduced to the extent necessary to make such payments and benefits not subject to such Excise Tax: first, by reducing any cash severance amount under Section 8(d)(iii) or 8(e)(iii); second, by reducing any other cash payment to be made to Executive; third, by cancelling the acceleration of vesting of any outstanding equity-based compensation awards that are subject to performance vesting; and fourth, by cancelling the acceleration of vesting of any equity-based compensation awards that are not subject to performance-based vesting, but only if each such reduction results in a higher after-tax payment or benefit to Executive after taking into account the Excise Tax and any additional taxes Executive would pay if such payment or benefit were not reduced.

10.
Section 409A. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, (i) no amounts shall be paid to Executive under Section 6 of this Agreement until Executive would be considered to have incurred a separation from service from the Company within the meaning of Section 409A of the Code, and (ii) amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following Executive’s separation from service shall instead be paid on the first business day after the date that is six months following Executive’s separation from service (or death, if earlier), with interest from the date such amounts would otherwise have been paid at the short-term applicable federal rate, compounded semi-annually, as determined under Section 1274 of the Code for the month in which .payment would have been made but for the delay in payment required to avoid the imposition of an additional rate of tax on Executive under Section 409A of the Code.

11.	Records and Confidential Data.

(a)
Executive acknowledges that in connection with the performance of Executive’s duties during the Employment Term, the Company will make available to Executive, or Executive will develop and have access to, certain Confidential Information (as defined below) of the Company and its subsidiaries. Executive acknowledges and agrees that any and all Confidential Information learned or obtained by Executive during the course of Executive’s employment by the Company or otherwise, whether developed by Executive alone or in conjunction with others or otherwise, shall be and is the property of the Company and its subsidiaries.

(b)
Confidential Information will be kept confidential by Executive, will not be used in any manner that is detrimental to the Company, will not be used other than in connection with Executive’s discharge of Executive’s duties hereunder, and will be safeguarded by Executive from unauthorized disclosure; provided, however, that Confidential Information may be disclosed by Executive (v) to the Company and its affiliates, or to any authorized agent or representative of any of them, (w) in connection with performing his duties hereunder, (x) when required to do so by law or by a court, governmental agency, legislative body, arbitrator or other person with apparent jurisdiction to order him to divulge, disclose or make accessible such information, provided that Executive notify the Company prior to such disclosure, (y) in the course of any proceeding under Sections 13 or 14 of this Agreement or (z) in confidence to an attorney or other professional advisor for the purpose of securing professional advice, so long as such attorney or advisor is subject to confidentiality restrictions no less restrictive than those applicable to Executive hereunder.

(c)
Following the termination of Executive’s employment hereunder, as soon as possible after the Company’s written request, Executive will return to the Company all written Confidential Information that is in his possession or control and Executive will destroy all of his copies of any analyses, compilations, studies or other documents prepared by Executive or for Executive’s use containing or reflecting any Confidential Information. Within five (5) business days of the receipt of such request by Executive, Executive shall, upon written request of the Company, deliver to the Company a document certifying that such written Confidential Information has been returned or destroyed in accordance with this Section 11(c).

(d)	For the purposes of this Agreement, “Confidential Information” shall mean all confidential and proprietary information of the Company and its subsidiaries, including, without limitation,

(i)
trade secrets concerning the business and affairs of the Company and its subsidiaries, product specifications, data, know-how, formulae, compositions, processes, non-public patent applications, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information);

(ii)
information concerning the business and affairs of the Company and its subsidiaries (which includes unpublished financial statements, financial projections and budgets, unpublished and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, to the extent not publicly known, personnel training and techniques and materials) however documented; and

(iii)
notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company or its subsidiaries containing or based, in whole or in part, on any information included in the foregoing. For purposes of this Agreement, the Confidential Information shall not include and Executive’s obligation’s shall not extend to (i) information that is generally available to the public, (ii) information obtained by Executive other than pursuant to or in connection with this employment and (iii) information that is required to be disclosed by law or legal process.

(e)
Nothing herein or elsewhere shall preclude Executive from retaining and using (i) his personal papers and other materials of a personal nature, including, without limitation, photographs, correspondence, personal diaries, calendars, personal files, rolodex (and paper/electronic equivalents) and phone books (so long as no such materials are covered by any Company hold order), (ii) documents relating to his personal entitlements and obligations, and (iii) information that is necessary for his personal tax purposes.

12.	Covenant Not to Solicit, Not to Compete, Not to Disparage and to Cooperate in Litigation.

(a)
Covenant Not to Solicit. To protect the Confidential Information and other trade secrets of the Company as well as the goodwill and competitive business of the Company, Executive agrees, during the Employment Term and for a period of twenty-four (24) months after Executive’s cessation of employment with the Company, not to solicit or participate in or assist in any way in the solicitation of any employees of the Company. For purposes of this covenant, “solicit” or “solicitation” means directly or indirectly influencing or attempting to influence employees of the Company to cease employment with the Company (except in the course of Executive’s duties to the Company) or to become employed with any other person, partnership, firm, corporation or other entity. Executive agrees that the covenants contained in this Section 12(a) are reasonable and desirable to protect the Confidential Information of the Company, provided, that solicitation through general advertising not targeted at the Company’s employees or the provision of references shall not constitute a breach of such obligations.

(b)	Covenant Not to Compete.

(i)
To protect the Confidential Information and other trade secrets of the Company as well as the goodwill and competitive business of the Company, Executive agrees, during the Employment Term and for a period of eighteen (18) months after Executive’s cessation of employment with the Company, that Executive will not, except in the course of Executive’s employment hereunder, directly or indirectly manage, operate, control, or participate in the management, operation, or control of, be employed by, associated with, or in any manner connected with, lend Executive’s name to, or render services or advice to, any third party, or any business, whose products compete (including as described below) with the material products (both on market and in development) of the Company (disregarding any non-pain management products that were not products promoted by the Company during the last two years); provided, however, that Executive may in any event (w) own up to a 5% passive ownership interest in any public or private entity, (x) be employed by, or otherwise have material association with, any business whose products compete with the material products of the Company so long as his employment or association is with a separately managed and operated division or affiliate of such business that does not compete with the Company, and (y) serve on the board of any business whose products compete with the Company as an immaterial part of its overall business, provided that he recuses himself fully and completely from all matters relating to such products.

(ii)
For purposes of this Section 12(b), any third party, or any business, whose products compete includes any entity with which the Company has a product(s) licensing agreement at the end of the Employment Term and any entity with which the Company is at the time of termination, to the knowledge of Executive (as reflected by the deliberations of the Company’s senior leadership team), negotiating, and eventually concludes within twelve (12) months of the Employment Term, a product licensing or acquisition agreement.

(c)
Nondisparagement. Executive covenants that during and following the Employment Term, Executive will not disparage or encourage or induce others to disparage the Company or its subsidiaries, together with all of their respective past and present directors and officers, as well as their respective past and present managers, officers, shareholders, partners, employees, agents, attorneys, servants and customers and each of their predecessors, successors and assigns (collectively, the “Company Entities and Persons”); provided that such limitation shall extend to past and present managers, officers, shareholders, partners, employees, agents, attorneys, servants and customers only in their capacities as such or in respect of their relationship with the Company and its subsidiaries. The Company agrees that, during and following the Employment Term, neither the Company nor any director or officer, will make any statement that disparages Executive or encourages or induces others to disparage Executive. The term “disparage” includes, without limitation, comments or statements adversely affecting in any manner (i) the conduct of the business of the Company Entities and Persons or Executive, or (ii) the business reputation of the Company Entities and Persons or Executive. Nothing in this Agreement is intended to or shall prevent either party from providing, or limiting testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law, or in arbitration under Section 14.

(d)
Cooperation in Any Investigations and Litigation. Executive agrees that Executive will reasonably cooperate with the Company, and its counsel, in connection with any investigation, inquiry, administrative proceeding or litigation relating to any matter in which Executive becomes involved or of which Executive has knowledge as a result of Executive’s service with the Company by providing truthful information. The Company agrees to promptly reimburse Executive for reasonable expenses (including attorneys’ fees and other expenses of counsel) reasonably incurred by Executive, in connection with Executive’s cooperation pursuant to this Section 12(d). Such reimbursements shall be made as soon as practicable, and in no event later than the calendar year following the year in which the expenses are incurred. Executive agrees that, in the event Executive is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) which in any way relates to Executive’s employment by the Company, Executive will, to the extent not legally prohibited from doing so, give prompt notice of such request to the Chief Legal Officer of the Company so that the

Company may contest the right of the requesting person or entity to such disclosure before making such disclosure. Nothing in this provision shall require Executive to violate Executive’s obligation to comply with valid legal process.

(e)
Blue Pencil. It is the intent and desire of Executive and the Company that the provisions of this Section 12 be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement is sought. If any particular provision of this Section 12 shall be determined to be invalid or unenforceable, such covenant shall be amended, without any action on the part of either party hereto, to delete therefrom the portion so determined to be invalid or unenforceable, such deletion to apply only with respect to the operation of such covenant in the particular jurisdiction in which such adjudication is made.

(f)	Survive. Executive’s obligations under this Section 12 shall survive the termination of the Employment Term.

13.
Remedies for Breach of Obligations under Sections 11 or 12 hereof. Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Executive breaches Executive’s obligations under Sections 11 or 12 hereof. Accordingly, Executive agrees that the Company will be entitled, in addition to any other available remedies, to obtain injunctive relief against any breach or prospective breach by Executive of Executive’s obligations under Sections 11 or 12 hereof in any Federal or state court sitting in the State of Delaware, or, at the Company’s election, in any other state in which Executive maintains Executive’s principal residence or Executive’s principal place of business. Executive hereby submits to the non-exclusive jurisdiction of all those courts for the purposes of any actions or proceedings instituted by the Company to obtain that injunctive relief, and Executive agrees that process in any or all of those actions or proceedings may be served by registered mail, addressed to the last address provided by Executive to the Company, or in any other manner authorized by law.

14.
Resolution of Disputes. Any claim or dispute arising out of or relating to this Agreement, any other Company Arrangement, Executive’s employment with the Company, or any termination thereof (collectively, “Covered Claims”) shall (except to the extent otherwise provided in Section 13 with respect to certain requests for injunctive relief) be resolved by binding confidential arbitration, to be held in the Borough of Manhattan in New York City, in accordance with the Commercial Arbitration Rules (and not the National Rules for Resolution of Employment Disputes) of the American Arbitration Association and this Section 14. The arbitrators, of which there shall be no less than three, shall set forth in writing, and in reasonable detail, the basis for any award they render. Judgment upon such award may be entered in any court having jurisdiction thereof. Upon any decision by the arbitrators awarding Executive reimbursement for any expenses (including, without limitation, reasonable attorneys’ fees and other charges of counsel), the Company shall promptly pay (or, if already paid, shall reimburse Executive for) any such expenses so awarded.

15.	Representations and Warranties.

(a)
The Company represents and warrants that (i) it is fully authorized by action of the Board of Directors of the Company (and of any other person or body whose action is required) to enter into this Agreement and to perform its obligations under it, (ii) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, arrangement, plan or corporate governance document (x) to which it is a party or (y) by which it is bound, and (iii) upon the execution and delivery of this Agreement by the parties, this Agreement shall be its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)
Executive represents and warrants to the Company that the execution and delivery by Executive of this Agreement do not, and the performance by Executive of Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which Executive is a party or by which Executive is or may be bound.

16.	Miscellaneous.

(a)	Successors and Assigns.

(i)
This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and permitted assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The Company may not assign or delegate any rights or obligations hereunder except to a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company. The term “the Company” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

(ii)
Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, Executive’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal personal representatives.

(b)
Fees and Expenses. The Company shall pay reasonable and documented legal fees and related expenses, up to a maximum amount of $10,000, incurred by Executive in connection with the negotiation of this Agreement. Such reimbursement shall be made as soon as practicable, but in no event later than the end of the calendar year following the calendar year in which the expenses were incurred.

(c)
Indemnification. Executive shall be indemnified by the Company as provided in Company's by-laws and Certificate of Incorporation. The obligations under this paragraph shall survive termination of the Employment Term.

(d)
Right to Counsel. Executive acknowledges that Executive has had the opportunity to consult with legal counsel of Executive’s choice in connection with the drafting, negotiation and execution of this Agreement and related employment arrangements.

(e)
Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by Certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Chief Legal Officer of the Company with a copy to the Chief Executive Officer. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

(f)
Withholding. The Company shall be entitled to withhold the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to Executive hereunder. The Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount hereof.

(g)
Release of Claims. The termination benefits described in Sections 8(d) and 8(e) of this Agreement shall be conditioned on Executive delivering to the Company, a signed release of claims in the form of Exhibit B hereto within forty-five (45) days or twenty-one (21) days, as may be applicable under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, following Executive’s termination date, and not revoking Executive’s consent to such release of claims within seven (7) days of such execution; provided, however, that Executive shall not be required to release any rights Executive may have to be indemnified by the Company under Section 16(c) of this Agreement or under any other indemnification agreement entered into between Executive and the Company.

(h)
Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

(i)
Effect of Other Law. Anything herein to the contrary notwithstanding, the terms of this Agreement shall be modified to the extent required to meet the provisions of the Sarbanes-Oxley Act of 2002, or other federal law applicable to the employment arrangements between Executive and the Company. Any delay in providing benefits or payments, any failure to provide a benefit or payment, or any repayment of compensation that is required under the preceding sentence shall not in and of itself constitute a breach of this Agreement, provided, however, that the Company shall provide economically equivalent payments or benefits to Executive to the extent permitted by law.

(j)
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflict of law principles thereof.

(k)
No Conflicts. Executive represents and warrants to the Company that Executive is not a party to or otherwise bound by any agreement or arrangement (including, without limitation, any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, that would conflict with or will be in conflict with or in any way preclude, limit or inhibit Executive’s ability to execute this Agreement or to carry out Executive’s duties and responsibilities hereunder.

(l)
Inconsistencies. In the event of any inconsistency between any provision of this Agreement and any provision of any employee handbook, personnel manual, program, policy, or arrangement of the Company or its affiliates (including, without limitation, any provisions relating to notice requirements and post-employment restrictions), the provisions of this Agreement shall control, unless Executive otherwise agrees in a writing that expressly refers to the provision of this Agreement whose control he is waiving.

(m)
Beneficiaries/References. In the event of Executive’s death or a judicial determination of his incompetence, references in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

(n)
Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties hereunder shall survive the Employment Term and any termination of Executive’s employment.

(o)
Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(p)
Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

(q)
Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.
ENDO HEALTH SOLUTIONS INC.

By:    /s/ DAVID P. HOLVECK
Name:    David P. Holveck
Title:    President and CEO

By:    /s/ ALAN G. LEVIN
Name:    Alan G. Levin

Exhibit 10.1

EXHIBIT A

The following outstanding equity awards held by Executive as of the Effective Date are eligible for accelerated vesting in accordance with Section 8(d)(iv) and subject to the terms and conditions provided herein (each, an "Eligible Award"):

Type of Award	Grant Number	Grant Date	Total Number of Shares subject to Grant	Strike Price	Next Scheduled Vesting Date during the Term	Tranche of the Eligible Award that is Scheduled to Vest on the Next Vesting Date during the Term (the "Eligible Tranche")	Earned Portion of the Eligible Tranche as of the Effective Date	Remainder of the Eligible Tranche that is Eligible for Vesting (the "Eligible Portion")
Non-Qualified Stock Option (NQSO)	6995	2/19/2010	60,606	$20.61	2/19/2014	15,152	4,193	10,959
Restricted Stock Unit (RSU)	6581	2/19/2010	21,349	N/A	2/19/2014	21,349	5,908	15,441
Restricted Stock Unit (RSU)	9043	2/23/2011	16,368	N/A	2/23/2014	4,092	1,087	3,005
Restricted Stock Unit (RSU)	11446	2/22/2012	16,677	N/A	2/22/2014	4,169	1,119	3,050
Performance Share Unit (PSU)	9658	2/23/2011	16,368	N/A	12/31/2013	16,368	6,771	9,597

A-1

Exhibit 10.1

Executive shall be entitled to: (i) immediate vesting of all of the Executive's Incentive Stock Options granted on July 28, 2009, (ii) immediate vesting of the Earned Portion of the Eligible Tranche as of the Effective Date, as provided in the table above, and (iii) pro rata vesting of the Eligible Portion, as provided in the table above, and such pro ration will be determined based on the number of days the Executive was employed by the Company commencing with the Effective Date and ending on the date of Executive's termination of employment hereunder, relative to the number of days commencing with the Effective Date and ending on the next scheduled vesting date of each Eligible Tranche, as provided in the table above, provided, however, that the Eligible Portion of the Executive's PSU award which shall become vested in accordance with (i) or (ii) above, shall remain subject to the attainment of the performance targets at the end of the applicable performance period which shall be determined by the Board after the applicable year-end audit of the Company following the end of the performance period.

Subject to the terms and conditions of this Agreement, the Eligible Tranche of the Executive's RSU award that vests in accordance with this Exhibit A will be settled by delivery of shares of the Company's common stock on the applicable vesting date, as provided by the Executive's applicable award agreement. Notwithstanding the above, a share of the Company's common stock shall be treated as delivered on the applicable vesting date provided that it is delivered on a date following the vesting date that is in the same calendar year as the vesting date or, if later, by the fifteenth day of the third calendar month following the vesting date. Subject to the terms and conditions of this Agreement, the Eligible Tranche of the Executive's PSU award that vests in accordance with this Exhibit A will be settled by delivery of shares of the Company's common stock on the vesting date, as provided by the Executive's applicable award agreement (generally, the date on which the Board determines the number of the Company's common stock earned with respect to the PSU award following the end of the applicable performance period). Notwithstanding the above, earned shares of the Company's common stock shall be treated as delivered on the applicable vesting date provided that they are delivered on a date following the applicable vesting date that is in the same calendar year as the applicable vesting date or, if later, by the fifteenth day of the third calendar month following the applicable vesting date.

B-2

Exhibit 10.1

EXHIBIT B

FORM OF RELEASE AGREEMENT

THIS RELEASE AGREEMENT (the “Release”) is made as of this ____ day of _________, ____, by and between Alan G. Levin (“Executive”) and Endo Health Solutions Inc. (the “Company”).

1.
FOR AND IN CONSIDERATION of the payments and benefits provided in the Employment Agreement between Executive and the Company dated as of ______ __, 2009, (the “Employment Agreement”), Executive, for himself or herself, his or her successors and assigns, executors and administrators, now and forever hereby releases and discharges the Company, together with all of its past and present parents, subsidiaries, and affiliates, together with each of their officers, directors, stockholders, partners, employees, agents, representatives and attorneys, and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (hereinafter collectively referred to as the “Releasees”) from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected, which Executive or Executive’s executors, administrators, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever; arising from the beginning of time up to the date of the Release: (i) relating in any way to Executive’s employment relationship with the Company or any of the Releasees, or the termination of Executive’s employment relationship with the Company or any of the Releasees; (ii) arising under or relating to the Employment Agreement; (iii) arising under any federal, local or state statute or regulation, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, and/or the applicable state law against discrimination, each as amended; (iv) relating to wrongful employment termination or breach of contract; or (v) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of the Releasees and Executive; provided, however, that notwithstanding the foregoing, nothing contained in the Release shall in any way diminish or impair: (a) any rights Executive may have, from and after the date the Release is executed; (b) any rights to indemnification that may exist from time to time under the Company’s certificate of incorporation or bylaws, or state law or under any other indemnification agreement entered into between Executive and the Company; (c) any rights Executive may have that arise under (or that are preserved by) the Employment Agreement; (d) Executive’s ability to bring appropriate proceedings to enforce the Release; (e) any rights or claims Executive may have that cannot be waived under applicable law; (f) any claim against any Releasee that brings a claim against Executive (collectively, the “Excluded Claims”). Executive further acknowledges and agrees that, except with respect to Excluded Claims, the Company and the Releasees have fully

B-1

Exhibit 10.1

satisfied any and all obligations whatsoever owed to Executive arising out of Executive’s employment with the Company or any of the Releasees, and that no further payments or benefits are owed to Executive by the Company or any of the Releasees.

2.
Executive understands and agrees that, except for the Excluded Claims, Executive has knowingly relinquished, waived and forever released any and all rights to any personal recovery in any action or proceeding that may be commenced on Executive’s behalf arising out of the aforesaid employment relationship or the termination thereof, including, without limitation, claims for backpay, front pay, liquidated damages, compensatory damages, general damages, special damages, punitive damages, exemplary damages, costs, expenses and attorneys’ fees.

3.
Executive acknowledges and agrees that Executive has been advised to consult with an attorney of Executive’s choosing prior to signing the Release. Executive understands and agrees that Executive has the right and has been given the opportunity to review the Release with an attorney of Executive’s choice should Executive so desire. Executive also agrees that Executive has entered into the Release freely and voluntarily. Executive further acknowledges and agrees that Executive has had at least [twenty-one (21)] [forty-five (45)] calendar days to consider the Release, although Executive may sign it sooner if Executive wishes. In addition, once Executive has signed the Release, Executive shall have seven (7) additional days from the date of execution to revoke Executive’s consent and may do so by writing to: ___________. The Release shall not be effective, and no payments shall be due hereunder, until the eighth (8th) day after Executive shall have executed the Release and returned it to the Company, assuming that Executive had not revoked Executive’s consent to the Release prior to such date.

4.
It is understood and agreed by Executive that the payment made to Executive is not to be construed as an admission of any liability whatsoever on the part of the Company or any of the other Releasees, by whom liability is expressly denied.

5.
The Release is executed by Executive voluntarily and is not based upon any representations or statements of any kind made by the Company or any of the other Releasees as to the merits, legal liabilities or value of Executive’s claims. Executive further acknowledges that Executive has had a full and reasonable opportunity to consider the Release and that Executive has not been pressured or in any way coerced into executing the Release.

6.
The exclusive venue for any disputes arising hereunder shall be the state or federal courts located in the State of Delaware, and each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding may be enforced in any court of competent jurisdiction, either within or outside of the United States. A

B-2

Exhibit 10.1

certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

7.
The Release and the rights and obligations of the parties hereto shall be governed and construed in accordance with the laws of the State of Delaware. If any provision hereof is unenforceable or is held to be unenforceable, such provision shall be fully severable, and this document and its terms shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the provisions shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision.

8.	The Release shall inure to the benefit of and be binding upon the Company and its successors and assigns.

IN WITNESS WHEREOF, Executive and the Company have executed the Release as of the date and year first written above.

_____________________________        _______________________
ENDO HEALTH SOLUTIONS INC.        ALAN G. LEVIN

B-3